                                                                    EXHIBIT 10.8

                     SCHEDULE OF ADDITIONAL PROMISSORY NOTES

      On June 8, 2005, additional promissory notes in substantially the same form as the attached note were executed by the following entities for the following amounts:

Promissory Note                                 Signing Entities                                         Amount
---------------       ----------------------------------------------------------------------         --------------
    Pool 2            AREC 2, LLC, AREC 3, LLC, AREC 4, LLC, AREC 5, LLC, AREC 6, LLC, AREC 7,       $25,785,000.00
                      LLC, UHIL 2, LLC, UHIL 3, LLC, UHIL 4, LLC, UHIL 5, LLC, UHIL 6, LLC,
                      UHIL 7, LLC

    Pool 3            AREC 2, LLC, AREC 3, LLC, AREC 4, LLC, AREC 5, LLC, AREC 6, LLC, AREC 7,       $24,274,000.00
                      LLC, UHIL 2, LLC, UHIL 3, LLC, UHIL 4, LLC, UHIL 5, LLC, UHIL 6, LLC,
                      UHIL 7, LLC

    Pool 4            AREC 2, LLC, AREC 3, LLC, AREC 4, LLC, AREC 5, LLC, AREC 6, LLC, AREC 7,       $26,270,000.00
                      LLC, UHIL 2, LLC, UHIL 3, LLC, UHIL 4, LLC, UHIL 5, LLC, UHIL 6, LLC,
                      UHIL 7, LLC

    Pool 5            AREC 2, LLC, AREC 3, LLC, AREC 4, LLC, AREC 5, LLC, AREC 6, LLC, AREC 7,       $26,384,000.00
                      LLC, UHIL 2, LLC, UHIL 3, LLC, UHIL 4, LLC, UHIL 5, LLC, UHIL 6, LLC,
                      UHIL 7, LLC

    Pool 6            AREC 2, LLC, AREC 3, LLC, AREC 4, LLC, AREC 5, LLC, AREC 6, LLC, AREC 7,       $36,313,000.00
                      LLC, UHIL 2, LLC, UHIL 3, LLC, UHIL 4, LLC, UHIL 5, LLC, UHIL 6, LLC,
                      UHIL 7, LLC

    Pool 7            AREC 2, LLC, AREC 3, LLC, AREC 4, LLC, AREC 5, LLC, AREC 6, LLC, AREC 7,       $25,986,000.00
                      LLC, UHIL 2, LLC, UHIL 3, LLC, UHIL 4, LLC, UHIL 5, LLC, UHIL 6, LLC,
                      UHIL 7, LLC

                                                       U-Haul - Grande Pool ML 1

                                 PROMISSORY NOTE

Note Amount: $74,988,000.00

Maturity Date: The Payment Date in July, 2015.

            THIS PROMISSORY NOTE (this "Note"), is made as of June 8, 2005, by the undersigned, as maker ("Borrower"), in favor of MERRILL LYNCH MORTGAGE LENDING, INC., and its successors or assigns, as payee ("Lender").

                                    RECITALS:

            A. This Note evidences a loan (the "Loan") made by Lender to Borrower in the original principal amount of SEVENTY-FOUR MILLION NINE-HUNDRED EIGHTY-EIGHT THOUSAND AND NO/100 DOLLARS ($74,988,000.00) (the "Loan Amount") and secured by, inter alia, certain mortgages, deeds of trust, deeds to secure debt and/or certain mortgages which were amended, restated and consolidated by agreements of consolidation and modification of mortgage, security agreement, assignment of rents and fixture filing, each of even date herewith (as same may hereafter be amended, modified, supplemented or replaced, collectively, the "Security Instrument") from Borrower, as mortgagor or grantor, in favor and for the benefit of Lender, as mortgagee or beneficiary, as security for the Loan and the other Loan Documents;

            B. Borrower and Lender intend these Recitals to be a material part of this Note.

            NOW, THEREFORE, FOR VALUE RECEIVED Borrower does hereby covenant and promise to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), in immediately available funds, at 4 World Financial Center, 16th Floor, New York, NY 10080, attention: CMBS Servicing or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States of America, the Loan Amount and all other amounts due or becoming due hereunder, to the extent not previously paid in accordance herewith, together with all interest accrued thereon through the date the Loan is repaid in full, at the rate of 5.682% per annum to be computed on the basis of the actual number of days elapsed in a 360 day year (the "Interest Rate"), on so much of the Loan Amount as is from time to time outstanding on the first day of the applicable Interest Accrual Period (as hereinafter defined) (taking into account any principal reduction to the Loan Amount which occurs on the Payment Date in such Interest Accrual Period).

Section 1. DEFINITIONS

            Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument.

Section 2. PAYMENTS AND LOAN TERMS

            Section 2.1 Interest and Amortization Payments.

                  (a) Interest on the unpaid Principal Amount of the Loan for the First Interest Accrual Period computed at the Interest Rate shall be payable, without any counterclaim, setoff or deduction whatsoever, on the First Payment Date. Commencing on the Payment Date next following the First Payment Date, and on each Payment Date thereafter until this Note is paid in full on the Maturity Date or otherwise, an amount equal to the Monthly Debt Service Payment in the amount of $434,375.68 shall be due and payable, without any counterclaim, setoff or deduction whatsoever, which amount represents principal installments ("Principal Payments"), together with interest irrespective of whether or not any voluntary or involuntary prepayments of principal have been made and which payment is calculated utilizing twelve (12) thirty (30) day months. The entire outstanding principal balance, to the extent not theretofore paid, together with all accrued but unpaid interest thereon (including, without limitation, interest which has been accrued and not been paid resulting from interest being calculated for the purposes hereof pursuant to the "Now Therefore" paragraph of the Recitals hereof) and any other amounts due hereunder shall be due and payable on the Payment Date in July, 2015 (the "Maturity Date").

                  (b) To the extent any Interest Shortfall shall occur, except as otherwise provided in Section 3.2 hereof, such Interest Shortfall shall accrue additional interest at the Interest Rate.

                  (c) To the extent Payments (as hereinafter defined) are or become due and payable under this Note or any of the other Loan Documents on a day (the "Due Date") which is not a Business Day, such Payments are and shall be due and payable on the first Business Day immediately following the Due Date for such Payments. In the event that any Payment is received after 1:00 p.m. Eastern Time on any day, it shall be deemed received and paid on the subsequent Business Day.

            Section 2.2 Application of Payments.

                  (a) Each and every payment (a "Payment") made by Borrower to Lender in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Lender with respect to the Debt, shall be applied as follows:

                        (1) Payments other than Unscheduled Payments shall be applied (i) first, to all interest (other than Default Rate Interest) which shall be due and payable with respect to the Loan Amount pursuant to the terms hereof as of the date the Payment is received (including any Interest Shortfalls and interest thereon to the extent permitted by applicable law), (ii) second, taking into account the respective date of such Payments, to the Loan Amount until the Loan Amount has been amortized in accordance with the terms hereof,
(iii) third, to all Late Charges, Default Rate Interest or other premiums and other sums payable hereunder or under the other Loan Documents (other than those sums included in clauses (i) and (ii) of this Section 2.2(a)(1)) in such order and priority as determined by Lender in its sole discretion and (iv) on the Maturity Date, to the Loan Amount until the Loan Amount has been paid in full.

                        (2) Unscheduled Payments shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received as a principal prepayment of the Loan Amount to amortize the Loan Amount.

                  (b) To the extent that Borrower makes a Payment or Lender receives any Payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Lender.

            Section 2.3 Prepayments.

      The Debt may not be prepaid, in whole or in part, except as set forth in
Article XV of the Security Instrument.

SECTION 3. DEFAULTS

            Section 3.1 Events of Default.

      This Note is secured by, among other things, the Security Instrument which specifies various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Each Event of Default under the Security Instrument or any one or more of the other Loan Documents shall be an Event of Default hereunder.

            Section 3.2 Remedies.

      If an Event of Default shall occur hereunder or under any other Loan Document, the Principal Amount and, to the extent permitted by applicable law, all accrued but unpaid interest on the Principal Amount shall, commencing on the date of the occurrence of such Event of Default, at the option of Lender, immediately and without notice to Borrower, accrue interest at the Default Rate until such Event of Default is cured or if not cured, until the repayment of the Debt. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Security Instrument, or any other Loan Document, nor shall it be construed to limit in any way the application of the Default Rate.

Section 4. EXCULPATION

            Section 4.1 Exculpation.

            Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the obligations of Borrower hereunder shall be non-recourse except with respect to the Property, and as otherwise provided in
Section 18.32 of the Security Instrument, the terms of which are incorporated herein.

Section 5. MISCELLANEOUS

            Section 5.1 Further Assurances.

      Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Borrower's obligations under this Note or any other Loan Document.

            Section 5.2 Modification, Waiver in Writing.

      No modification, amendment, extension, discharge, termination or waiver (a "Modification") of any provision of this Note, the Security Instrument or any one or more of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Lender does not hereby agree to, nor does Lender hereby commit itself to, enter into any Modification. However, in the event Lender does ever agree to a Modification, such Modification shall only be upon the terms and conditions set forth in the Security Instrument.

            Section 5.3 Costs of Collection.

      Subject to the provisions of Section 4 hereof, Borrower agrees to pay all costs and expenses of collection incurred by Lender, in addition to principal, interest and late or delinquency charges (including, without limitation, reasonable attorneys' fees and disbursements) and including all costs and expenses incurred in connection with the pursuit by Lender of any of its rights or remedies referred to in Section 3 hereof or its rights or remedies referred to in any of the Loan Documents or the protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand, together with interest at the Default Rate thereon, and also shall be secured by the Security Instrument and all other collateral at any time held by Lender as security for Borrower's obligations to Lender.

            Section 5.4 Maximum Amount.

                  (a) It is the intention of Borrower and Lender to conform strictly to the usury and similar laws relating to interest and the collection of other charges from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lender as interest or other charges hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest or other charges paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all charges and other sums paid or agreed to be paid hereunder to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this

Section 5.4 shall control and supersede every other provision of all agreements between Borrower or any endorser and Lender.

                  (b) If under any circumstances Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Loan Amount owing hereunder and any other obligation of Borrower in favor of Lender, and shall be so applied in accordance with
Section 2.2 hereof, or if such excessive interest exceeds the unpaid balance of the Loan Amount and any other obligation of Borrower in favor of Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower.

            Section 5.5 Waivers.

      Borrower hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

            Section 5.6 Governing Law.

                  (a) This Note was negotiated in New York, and made by Borrower and accepted by Lender in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance. This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant to the Security Instrument and pursuant to the other Loan Documents shall be governed by and construed according to the law of the State in which the Property is located, it being understood that, to the fullest extent permitted by the laws of such State, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Debt or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

                  (b) Any legal suit, action or proceeding against Borrower or Lender arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint CT Corporation having an address at 111 Eighth Avenue, New York, New York 10011 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Borrower mailed or delivered to Borrower in the manner provided in the Security Instrument, shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to the Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

            Section 5.7 Headings.

      The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

            Section 5.8 Assignment.

      Lender shall have the right to transfer, sell and assign this Note, the Security Instrument and/or any of the other Loan Documents or any interest therein, and the obligations hereunder, to any Person. All references to "Lender" hereunder shall be deemed to include the assigns of the Lender.

            Section 5.9 Severability.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

            Section 5.10 Joint and Several.

      If Borrower consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Note has been duly executed by the Borrower the day and year first written above.

                                  BORROWER:

                                  AREC 1, LLC,
                                  a Delaware limited liability company

                                  By: /s/ Gary B. Horton
                                      --------------------------------------
                                      Name: Gary B. Horton
                                      Title: Treasurer

                                  UHIL 1, LLC,
                                  a Delaware limited liability company

                                  By: /s/ Gary B. Horton
                                      ---------------------
                                      Name: Gary B. Horton
                                      Title: Treasurer

                           ALLONGE TO PROMISSORY NOTE

      Allonge to Promissory Note, dated as of June __, 2005, made by AREC 1, LLC and UHIL 1, LLC, each a Delaware limited liability company, in favor of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, in the original principal amount of SEVENTY-FOUR MILLION NINE-HUNDRED EIGHTY-EIGHT THOUSAND AND NO/100 DOLLARS ($74,988,000.00).

                                   ENDORSEMENT

Pay to the order of ____________________________, without recourse or warranty.

Dated: _____________, 200__

                                 MERRILL LYNCH MORTGAGE LENDING, INC.

                                 By: ______________________________
                                     Name:
                                     Title: